EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Reckson Service Industries, Inc. on Form S-3 of our report dated February 26, 1999 relating to the consolidated financial statements of VANTAS Incorporated and Subsidiaries (formerly ALLIANCE NATIONAL Incorporated and Subsidiaries), which appears in Reckson Service Industries, Inc.'s Current Report on Form 8-K/A dated March 24, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






/s/ PricewaterhouseCoopers LLP



New York, New York
December 7, 1999